UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):                                                     June 19, 2022

TRANSCONTINENTAL REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:                                                         469-522-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	TCI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Section 8 – Other Events

Item 8.01. Other Events

Transcontinental Realty Investors, Inc. (“TCI” or the “Company”) subsidiary, Southern Properties Capital, LTD, a British Virgin Islands company (“SPC”), has a joint venture with a subsidiary of the Macquarie Group, named Victory Abode Apartments LLC (“VVA”). Recently, the VVA Members clarified certain arrangements involving the proposed sale of part or all of the portfolio of properties of VAA.

SPC has issues of debentures outstanding and listed on the Tel Aviv Stock Exchange (“TASE”) and is accordingly subject to the rules of the TASE and the Israeli Securities Authority. In satisfaction of those requirements, on June 19, 2022, SPC issued an “immediate report,” a copy of the English version of which is attached as an exhibit to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished with this Report:

Exhibit Designation	Description of Exhibit
99.4*	English version of Immediate Report, issued June 19, 2022, by Southern Properties Capital Ltd to The Israel Securities Authority and The Tel Aviv Stock Exchange Ltd

       _________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 21, 2022	TRANSCONTINENTAL REALTY INVESTORS, INC.

By: /s/ Erik L. Johnson
Erik L. Johnson, Executive Vice President and Chief Financial Officer

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EXHIBIT “99.4”

Southern Properties Capital Ltd

(the "Company")

June 19, 2022

To	To
The Israeli Securities Authority	Tel Aviv Stock Exchange
www.isa.gov.il	www.tase.co.il

Subject: Immediate Report

Further to the aforesaid in the previous reports of the Company1 with regard to an engagement between the Company and Macquarie in a letter of agreements dealing with making a major decision pursuant to the JV agreement2, the subject of which is cooperation for the purpose of initiating a procedure for selling the properties of Victory Abode Apartments LLC (hereinafter: “VAA”), a company held jointly and in equal parts by the Company and Macquarie (each holding 49% of the profit sharing rights and 50% of the capital and voting rights, the Company is pleased to report as follows:

On June ,172022, the Company, Macquarie, VAA and two third party private equity funds (“the Funds”) entered into a series of agreements to sell the fifty-two (52) multifamily properties held by VAA (as detailed below part of those 52 properties would be sold to the Company itself) and a single (1) property that is held directly (100%) by the Company, in a total consideration of approximately $2.04 billion (hereinafter: the “Parties,” the “Transaction,” the "Portfolio of Sold Properties," and the “Overall Consideration,” respectively).

Below are details about the Transaction:

1.	Transaction’s Components:
a.	The sale to the Funds of up to forty-five (45) properties from the VAA Portfolio and one (1) property held directly by the Company[3]. Pursuant to understandings between the Parties, the Funds are entitled to decrease the number of properties acquired by them by up to five (5) properties.

[1]        As defined below at the end of this Immediate Report.

[2]        As such term is defined in section 1.14.1 of the 2021 Periodic Report

[3]        Sugar Mill III.

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b.	The sale to the Company (itself) of the remaining properties comprising the VAA portfolio, i.e. (as of the date of the report) seven (7) properties (“Holdback Properties”).
c.	The price of the properties sold to the Funds will be fixed based upon the number of properties actually sold to the Funds and therefore, the Overall Consideration stated above is uncertain and not definitive, but rather reflect projections by the Parties as of the date of the report, under the assumption that the maximal amount will be sold to the Funds.
2.	Details about the Transaction:
a.	The closure of the Sale Transaction is subject to the completion of process of inspection of the properties and satisfactory review of title, zoning and inspection reports by the Funds as customary in transactions of this type.
b.	Upon entering into the Sale Transaction, the Funds deposited $50 million in an escrow deposit on account of the transaction. The deposit is not refundable, other than in case of a material VAA default or in case that VAA fails to close the transaction.
c.	The date for closing the Transaction is expected to occur no later than 75 days of the Transaction's signing date. The Funds may postpone the closing for an additional fifteen (15) days with the deposit of an additional $10 million into escrow.
d.	A final adjustment of the Consideration of the Sale will be made within one hundred (120) days from the date of completion of the transaction, which will include settlement for proration items which were evaluated and not closed by the date of the closure of the transaction, if any, including the calculation of rental fees and of income and/or expenses related to the properties and potential cash distributions that will be sourced from ongoing and real estate tax appeals.
3.	The expected cash flow for the Company:

If the transactions described in this immediate report are closed and assuming that all 45 properties will sold to the Funds pursuant to section 1.a. above, the Company expects that the closing of the Transaction will generate to the Company a net cash flow in the amount of approximately $420 million (the share of estimated distributable funds to the Company, net of the cost of the Holdback Properties), which will be distributed to the Company following the final closing of the Transaction.

4.	The situation of the Company following the closing of the Transaction and the expected use of the cash flow to be received by the Company from the Transaction:
a.	The Company expects that following the closure of the transaction it shall comply with all of its obligations, including compliance with financial and legal covenants, to the holders
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of the Debentures (Series A, B, and C) pursuant to the aforesaid Deeds of Trust. With this regard, the Company’s Board of Directors has reviewed the Company’s compliance with the relevant provisions of the Deeds of Trust, with the assumption that the Transaction is closed, including equity covenant, debt to CAP covenant, debt to NOI ratio covenant, equity to balance sheet ratio covenant (in series A and B only), ratio of initiated project to total balance sheet and sale of a majority of Company’s properties, as such terms are defined in the Deeds of Trust (Series A, Series B and Series C of Bonds the Company) and has formed the opinion that Company is in compliance with all of the applicable provisions in the Deeds of Trust. In addition, the Company expects that the transaction shall generate a material liquidity balance for the Company which will support the further development of the Company's operation in accordance with the aforesaid business strategy thereof as well as compliance with various undertakings and the closure of the transaction is not expected to have a negative impact on the rating of the Debentures of the Company.
b.	Further to the aforesaid in section 1.15 of the Periodic Report, the Company intends to use of most of the cash flow it will receive from the aforesaid in subsection 3 above to make new investments and to expand its multifamily residential property portfolio.
c.	In addition, the Company intends to distribute a dividend to TCI, in an estimated amount of approximately $100 million, as of the reporting date, to cover the tax liability arising from the transaction (subject to any required law and approvals), since the Company is a “look through” company for tax purposes and for the tax liability arising from the transaction shall be imposed on the shareholders thereof. The aforesaid is does not detract from the distribution policy and the distribution provisions specified in the Deeds of Trust.

For details, including with regard to the letter of agreement between the Company and Macquarie which deals with the adoption of making the major decision as aforesaid and the JV agreement, see the Immediate Report published by the Company on November 20, 2021 (reference number: 2021-01-168678), section 1.14.1.13 of the 2021 Periodic Report of the Company which was published on March 31, 2022 (reference number.: 2022-01-039613) (hereinabove: the "Periodic Report"), and section 2.2.1 of Chapter A of the 2022 First Quarter Report of the Company which was published on May 25, 2022 (reference number: 2022-01-064711), the information of which is presented in this report by way of reference (hereinabove: the "Previous Reports").

It should be clarified that there is no certainty that the precedent conditions for the closure of the Transaction have been fulfilled and that the aforesaid information in connection with the Transaction and the purchase of the Holdback Properties by the Company, the expected date of the closure thereof, the expected net consideration and the expected share of the Company of the net consideration, as well as the Company's expectancy to comply with its financial undertakings for its debenture holders, is forward-looking information as such term is defined in the Securities Law, 5728-1968. The aforesaid information is based, inter alia, on the assessments of the Company and its consultants, as well as presentations received by the Company from Macquarie and the Buyer, and may not materialize or may not

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materialize in full, inter alia, if the Sale Transaction is not closed and/or if any adverse change occurs in the activity of the VAA properties, inter alia due to the materialization of the risk factors specified in section 1.17 of the Periodic Report. It should also be clarified that all of the above forecasted amounts in this Immediate Report are based on calculations made by the parties to the transaction and VAA as of the date of the report and that the actual amounts may differ, even materially differ, from the amounts specified in this Immediate Report, in light of the actual amount of properties purchase by the Funds, adjustments which may be made to the proceeds of the sale in accordance with the provisions of the agreement as well as in light of the calculations which will actually be made on the date of the closure of the transaction.

Sincerely,

Southern Properties Capital Ltd

By Mr. Erik L. Johnson, Director and CFO.